UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): August 4, 2009 (August 3, 2009)

THORIUM POWER, LTD.
(Exact name of small business issuer as specified in its charter)

Nevada	000-28535	91-1975651
(State or other jurisdiction of	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1600 Tyson’s Boulevard, Suite 550, McLean, VA 22102 (Address of Principal Executive Offices) 571.730.1200 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 3, 2009, Thorium Power, Ltd. (the “Company”) entered into an Agreement for Consulting Services (the “Consulting Agreement”) with Areva (“Areva”), pursuant to which the Company will conduct the first phase of an investigation into specific topics regarding the use of thorium fuel cycles in Areva’s light water reactors (“LWRs”), which was originally contemplated by an Initial Collaborative Agreement between the Company and Areva, dated July 23, 2009 (the “Initial Collaborative Agreement”).  The Consulting Agreement replaces and supersedes the Initial Collaboration Agreement.

The first phase of the investigation will focus on providing initial general results relating to evolutionary approaches to the use of thorium in Areva’s LWRs, specifically within Areva’s Evolutionary Power Reactor (“EPR”).  The implementation and performance of the second phase of the investigation, including a detailed study of evolutionary and longer-term thorium fuel concepts, will be dependant on the results of the first phase.

The Consulting Agreement has an initial term of 12 months, with an additional 14 month term if the parties decide to perform a preliminary review of thermal hydraulic characteristics and fuel behavior for the selected concepts for an EPR 18-month equilibrium cycle.  The Company will submit invoices to Areva for fees and expenses incurred in the performance of the Consulting Agreement in accordance with the schedule specified therein.  Areva is obligated to pay the Company a total of $550,000 for services provided during the first phase, assuming no early termination and assuming completion of the original scope of work.  Areva will also reimburse the Company for any reasonable out of pocket expenses properly incurred by the Company and directly attributable to the provision of the services outlined in the Consulting Agreement.

The investigation is being conducted with the intention of future agreements between the Company and Areva in order to develop and set up new products and technologies related to thorium fuel concepts.  Areva’s use of the Company’s intellectual property for commercial purposes or any purpose other than as specified in the Consulting Agreement would be separately negotiated on a royalty basis.

Pursuant to the Consulting Agreement, each party shall retain ownership in its existing (i.e., developed prior to entering into the Consulting Agreement) intellectual property.  The parties have also agreed that Areva will retain full ownership of any work product resulting from the services performed by the Company under the Consulting Agreement that relate to Areva’s LWRs and the Company will retain full ownership of any work product resulting from the services performed by it under the Consulting Agreement that relate to  reactors other than Areva’s LWRs, including, but not limited to Russian VVER-type reactors.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Consulting Agreement, or the transactions contemplated thereby or a complete explanation of the material terms thereof. The foregoing description is qualified in its entirety by reference to the Consulting Agreement, attached hereto as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Agreement for Consulting Services between Thorium Power, Ltd. and Areva, dated August 3, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THORIUM POWER, LTD.

Date: August 3, 2009

By:/s/ Seth Grae
Seth Grae
President and Chief Executive Officer

EXHIBIT INDEX

10.1	Agreement for Consulting Services between Thorium Power, Ltd. and Areva, dated August 3, 2009.